Exhibit 10.28

SECOND AMENDMENT
TO FINANCING AGREEMENT

SECOND AMENDMENT, dated as of October 28, 2016 (this “Amendment”), to the Financing Agreement, dated as of June 24, 2016 (as amended, supplemented, replaced or otherwise modified from time to time, the “Financing Agreement”), by and among Rimini Street, Inc., a Nevada corporation (the “Parent”; and together with each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as thereinafter defined), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), Cortland Capital Market Services LLC (“Cortland”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), Cortland, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and CB Agent Services LLC, a Delaware limited liability company (“Colbeck”) as origination agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Origination Agent” and together with the Collateral Agent and the Administrative Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Borrowers, the Guarantors, the Agents and the Required Lenders wish to amend certain terms and provisions of the Financing Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Definitions.  All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2.          Amendments.

(a)          Recitals.  The recitals to the Financing Agreement are hereby amended and restated in their entirety to read as follows:

“The Borrowers have asked the Lenders to extend credit to the Borrowers consisting of a multi-draw term loan in the aggregate principal amount of $125,000,000.  The proceeds of the term loan shall be used to pay the final judgment of the Oracle Litigation (as hereinafter defined), to pay legal fees or other costs and expenses related to the Oracle Litigation, for general working capital purposes of the Borrowers and to pay fees and expenses related to this Agreement.  The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:”

(b)          New Definitions.  Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

““Budget” means, collectively, the consolidated cash requirement forecasts, cash flow statements, statements of operations and cash availability schedules in the form attached hereto as Schedule 1.01(C), which are (a) prepared by or on behalf of the Loan Parties on a weekly basis (for the next succeeding 13 weeks) and on a monthly basis (for the months from the Second Amendment Effective Date through the Final Maturity Date), and (b) delivered by the Loan Parties to the Agents and the Lenders (i) on or before the Second Amendment Effective Date pursuant to Section 4 of the Second Amendment and (ii) each quarter thereafter pursuant to Section 7.01(a)(xx) hereto (or more frequently should the Agents so elect), in each case, which shall be in substance satisfactory and approved by the Origination Agent at the time of delivery thereof.”

““Customer Prepayment” means any payment received by a Borrower from a customer with respect to the rendering of services by a Borrower to a customer that are to commence and be rendered at least twelve (12) months or later after the date of such payment.”

““Material Adverse Deviation” means, as of any date of determination, the occurrence of any of the following: (i) actual cash receipts, in the aggregate, for any four week test period are less than ninety percent (90%) of the amount projected in the Budget for such four week period, (ii) actual cash disbursements, on a line item basis, for any four week test period exceed one hundred ten percent (110%) of the amount projected for such line item in the Budget for such four week period, (iii) actual cash receipts, in the aggregate, for any eight week test period on a rolling basis are less than ninety-five percent (95%) of the amount projected in the Budget for such eight week period, or (iv) actual cash disbursements, on a line item basis, for any eight week test period on a rolling basis exceed one hundred five percent (105%) of the amount projected for such line item in the Budget for such eight week period.”

““Second Amendment” means the Second Amendment to Financing Agreement, dated as of October 28, 2016, by and among the Agents, the Lenders party thereto and the Loan Parties.”

““Second Amendment Effective Date” means the date on which each of the conditions precedent set forth in Section 4 of the Second Amendment have been either satisfied or waived.”

““Second Amendment Equity Issuance” means the Equity Issuance described in Section 4(e)(ii) of the Second Amendment.”

(c)          Existing Definitions.

(i)          The definition of “Amortization Commencement Date” in Section 1.01 of the Financing Agreement is hereby deleted in its entirety.

(ii)          The definition of “Appealable Claims” in Section 1.01 of the Financing Agreement is hereby deleted in its entirety.

(iii)          The definition of “Applicable Premium Trigger Event” in Section 1.01 of the Financing Agreement is hereby amended by amending and restating clause (a) therein in its entirety to read as follows:

“(a)          any payment by any Loan Party of all, or any part, of the principal balance of any Term Loan for any reason (including, but not limited to, any optional prepayment or mandatory prepayment, but excluding (x) any regularly scheduled amortization payment made pursuant to the first sentence of Section 2.03(A), (y) any mandatory prepayment made pursuant to Section 2.05(c)(iv) from the insurance proceeds paid in connection with any casualty event and (z) any mandatory prepayment made pursuant to Section 2.05(c)(vi) or Section 2.05(c)(vii)) whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations;”

 (iv)          The definition of “Budget Compliance Report” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““Budget Compliance Report” means a report, in form and substance reasonably satisfactory to the Origination Agent, that sets forth, through the end of the immediately preceding month, a comparison of  (a) (i) the actual cash receipts for the immediately preceding four week period to the projected cash receipts for such four week period, and (ii) the actual cash disbursements, on a line item basis, for the immediately preceding four week period to the projected cash disbursements, on a line item basis, for such four week period, and (b) (i) the actual cash receipts for the immediately preceding eight week period to the projected cash receipts for such eight week period, and (ii) the actual cash disbursements, on a line item basis, for the immediately preceding eight week period to the projected cash disbursements, on a line item basis, for such eight week period, each as set forth in the Budget for such period, together with a statement as to whether a Material Adverse Deviation has occurred or not.”

(v)          The definition of “Churn Rate” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““Churn Rate” means, with respect to the Parent and its Subsidiaries for any period, the result (expressed as a percentage) of (a) the aggregate amount of recurring invoicing of the Parent and its Subsidiaries lost during such period, divided by (b) the aggregate amount of recurring invoicing of the Parent and its Subsidiaries as of the beginning of such period.”

(vi)          The definition of “Collections” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).”

(vii)          The definition of “Excluded Equity Issuance” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““Excluded Equity Issuance” means (a) in the event that the Parent or any of its Subsidiaries forms any Subsidiary in accordance with this Agreement, the issuance by such Subsidiary of Equity Interests to the Parent or such Subsidiary, as applicable, (b)  the issuance of Equity Interests of the Parent to directors, officers and employees of the Parent and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the Board of Directors of the Parent, (c) the issuance of Equity Interests by a Subsidiary of the Parent to its parent or member in connection with the contribution by such parent or member to such Subsidiary of the proceeds of an issuance described in clauses (a) – (b) above, (d) the issuance of Equity Interests by the Parent to any Secured Party or their successors or assigns, and (e) the Second Amendment Equity Issuance.”

(viii)          The definition of “Excluded Hartford Insurance Proceeds” in Section 1.01 of the Financing Agreement is hereby deleted in its entirety.

(ix)          The definition of “Extraordinary Receipts” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““Extraordinary Receipts” means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(i), (ii), (iii) or (vii) hereof), including, without limitation, (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) proceeds of insurance, (d) judgments, proceeds of appeals, settlements or other consideration of any kind in connection with any cause of action, (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of the Parent or any of its Subsidiaries or (ii) received by the Parent or any of its Subsidiaries as reimbursement for any costs previously incurred or any payment previously made by such Person) and (g) any purchase price adjustment received in connection with any purchase agreement.”

(x)          The definition of “Fee Letter” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““Fee Letter” means the amended and restated fee letter, dated as of the Second Amendment Effective Date, among the Borrowers and the Origination Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.”

(xi)          The definition of “Insurance Loan” in Section 1.01 of the Financing Agreement is hereby deleted in its entirety.

(xii)          The definition of “Oracle Litigation Computer Access Damages” in Section 1.01 of the Financing Agreement is hereby deleted in its entirety.

(xiii)          The definition of “Oracle Litigation Expenses” in Section 1.01 of the Financing Agreement is hereby deleted in its entirety.

(xiv)          The definition of “Permitted Indebtedness” in Section 1.01 of the Financing Agreement is hereby amended by amending and restating clause (l) therein in its entirety to read as follows:

“(l)          Intentionally Omitted;”

(xv)          The definition of “Permitted Liens” in Section 1.01 of the Financing Agreement is hereby amended by amending and restating clause (q) therein in its entirety to read as follows:

“(q)          Intentionally Omitted;”

(xvi)          The definition of “Retained Equity Issuance Proceeds” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““Retained Equity Issuance Proceeds” means, as of any date of determination, an amount equal to 50% of the Net Cash Proceeds of all Equity Issuances (other than Excluded Equity Issuances) after the Second Amendment Effective Date, which proceeds shall be deposited into the Blocked Collection Account.”

(xvii)          The definition of “Retained Hartford Insurance Proceeds” in Section 1.01 of the Financing Agreement is hereby deleted in its entirety.

(xviii)          The definition of “Retained Insurance Proceeds” in Section 1.01 of the Financing Agreement is hereby deleted in its entirety.

(xix)          The definition of “Semi-Monthly Report” in Section 1.01 of the Financing Agreement is hereby deleted in its entirety.

(xx)          The definition of “Specified Collections” in Section 1.01 of the Financing Agreement is hereby deleted in its entirety.

(xxi)          The definition of “Specified Disbursements” in Section 1.01 of the Financing Agreement is hereby deleted in its entirety.

(xxii)          The definition of “Threshold Amount” in Section 1.01 of the Financing Agreement is hereby deleted in its entirety.

(xxiii)          The definition of “Total Hartford Insurance Proceeds” in Section 1.01 of the Financing Agreement is hereby deleted in its entirety.

(xxiv)          The definition of “Total Sales and Marketing Expense” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

““Total Sales and Marketing Expense” means, with respect to the Parent and its Subsidiaries for any period, the aggregate dollar amount of sales and marketing disbursements for such period, which disbursements constitute charges and expenses attributable to sales and marketing, advertising and promotional efforts during such period, and shall include, without limitation, wages, commissions, bonuses, materials costs and event planning related to such efforts and activities.”

(d)          Section 2.03 (Repayment of Loans; Evidence of Debt).  Section 2.03 of the Financing Agreement is hereby amended by replacing the reference therein to “the Amortization Commencement Date” with “November 1, 2016”.

(e)          Section 2.05(c) (Mandatory Prepayments).  Section 2.05(c)(iv) of the Financing Agreement is hereby deleting the reference therein to “(other than Excluded Hartford Insurance Proceeds)”.

(f)          Section 2.05(c) (Mandatory Prepayments).  Section 2.05(c)(v) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(v)          Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with a Disposition or the receipt of Extraordinary Receipts consisting of insurance proceeds or condemnation awards that are required to be used to prepay the Obligations pursuant to Section 2.05(c)(i) or Section 2.05(c)(iv), as the case may be, up to $250,000 in the aggregate in any Fiscal Year of the Net Cash Proceeds from all such Dispositions and Extraordinary Receipts shall not be required to be so used to prepay the Obligations to the extent that such Net Cash Proceeds are used to replace, repair or restore properties or assets (other than current assets) used in such Person’s business, provided that, (A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, (B) the Administrative Borrower delivers a certificate to the Administrative Agent within 5 days after such Disposition or loss, destruction or taking or receipt of Extraordinary Receipts, as the case may be, stating that such Net Cash Proceeds shall be used to replace, repair or restore properties or assets used in such Person’s business within a period specified in such certificate not to exceed 90 days (or, if a binding agreement relating to such reinvestment has been executed within such 90 day period but such reinvestment has not closed, an additional 180 days following such 90 day period) after the date of receipt of such Net Cash Proceeds (which certificate shall set forth estimates of the Net Cash Proceeds to be so expended), (C) such Net Cash Proceeds are deposited in the Blocked Collection Account, and (D) upon the earlier of (1) the expiration of the period specified in the relevant certificate furnished to the Administrative Agent pursuant to clause (B) above or (2) the occurrence and continuance of an Event of Default, such Net Cash Proceeds, if not theretofore so used, shall be used to prepay the outstanding Obligations in accordance with Section 2.05(c)(i) or Section 2.05(c)(iv) as applicable.”

(g)          Section 2.05(c) (Mandatory Prepayments).  Section 2.05(c)(vi) of the Financing Agreement is hereby amended by replacing the reference therein to “25%” with “75%”.

(h)          Section 2.05(c) (Mandatory Prepayments).  The following new Section 2.05(c)(vii) of the Financing Agreement is hereby added to the Financing Agreement to read as follows:

“(vii)          Within five (5) Business Days after the receipt by any Loan Party or any of its Subsidiaries of any Customer Prepayments on or after April 1, 2017, the Borrowers shall prepay the outstanding principal of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the cash proceeds received by such Person in connection therewith.”

(i)          Section 2.05 (d) (Application of Payments).  Section 2.05(d) of the Financing Agreement is hereby amended by amending and restating the first sentence therein in its entirety to read as follows:

“Each prepayment pursuant to subsections (c)(i), (c)(ii), (c)(iii), (c)(iv), (c)(v), (c)(vi) and (c)(vii) above shall be applied to the Term Loan, until paid in full.”

(j)          Section 5.02 (Conditions Precedent to Loans made from Delayed Draw A Term Loan Commitments).  Section 5.02(e) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(e)          Additional Conditions Precedent.  The Origination Agent and the Required Lenders shall have provided their prior written consent to the making of any such Loan.”

(k)          Section 6.01(g) (Financial Statements).  Section 6.01(g) of the Financing Agreement is hereby amended by amending and restating the first sentence of Section 6.01(g)(i) in its entirety to read as follows:

“Except as set forth on Schedule 6.01(g), the Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP.”

(l)          Section 6.01(s) (Use of Proceeds).  Section 6.01(s) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(s)          Use of Proceeds.  The proceeds of the Loans shall be used to (a) pay fees and expenses in connection with the transactions contemplated hereby, (b) to pay the final judgment of the Oracle Litigation, and pay the legal fees and other costs and expenses related to the Oracle Litigation and (c) fund working capital and general corporate purposes of the Borrowers; provided, that with respect to a Term Loan made after the Effective Date, the proceeds of such Term Loan may only be used to pay the verdict, legal fees or other costs and expenses related to the Oracle Litigation, for general working capital purposes of the Borrowers and to pay fees and expenses related to this Agreement.”

(m)          Section 6.01(bb) (Advisors).  The following new Section 6.01(bb) is hereby added to the Financing Agreement to read as follows:

“(bb)          Advisors.  Each Loan Party has disclosed to the Agents the (i) identity of all financial advisors, investment bankers, legal counsel, consultants and other advisors that have been retained by the Loan Parties during the two (2) year period prior to the Second Amendment Effective Date and (ii) the aggregate amount of fees and expenses paid by the Loan Parties to such advisors during such period.”

(n)          Section 7.01(a) (Reporting Requirements).  Section 7.01(a)(iii) of the Financing Agreement is hereby amended by replacing the reference therein to “September 30, 2016” with “December 15, 2016”.

(o)          Section 7.01(a) (Reporting Requirements).  Section 7.01(a)(v) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(v)          as soon as available and in any event within 10 days after the end of each fiscal month of the Parent and its Subsidiaries, commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, reports in form and detail reasonably satisfactory to the Origination Agent and certified by an Authorized Officer of the Administrative Borrower as being accurate and complete in all material respects (A) listing all Accounts Receivable of the Loan Parties as of such day, which shall include the amount and age of each such Account Receivable, showing separately those which are more than 30, 60, 90 and 120 days past due and a description of all known Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Agents pursuant to this clause (v)(A) for the immediately preceding fiscal month, and such other information as the Origination Agent may reasonably request, (B) listing all accounts payable of the Loan Parties as of each such 30, 60, 90 and 120 days past due which shall include the amount and age of each such account payable, and such other information as the Origination Agent may reasonably request and (C) listing all Customer Prepayments received by the Loan Parties for the immediately preceding fiscal month;”

(p)          Section 7.01(a) (Reporting Requirements).  Section 7.01(a)(xiv) of the Financing Agreement is hereby amended by replacing the reference therein to “clause (c)” with “clause (b)”.

(q)          Section 7.01(a) (Reporting Requirements).  Section 7.01(a) of the Financing Agreement is hereby amended by (i) deleting the word “and” at the end of clause (xix) therein and (ii) amending and restating clause (xx) therein in its entirety and inserting new clauses (xxi) and (xxii) therein, in each case, to read as follows:

“(xx)          on or about the fifth day (5th) after the end of each fiscal quarter of the Parent and its Subsidiaries, commencing with the first fiscal quarter of the Parent and its Subsidiaries ending after the Second Amendment Effective Date, a Budget for (A) the next succeeding 13-week period and (B) for the months from the Second Amendment Effective Date through the Final Maturity Date, in each case, prepared in form and substance satisfactory to the Origination Agent, which Budget, when delivered and as so updated, shall be (1) consistent with the Budget delivered to the Agents on or prior to the Second Amendment Effective Date, (2) believed by the Loan Parties at the time furnished to be reasonable, (3) prepared on a reasonable basis and in good faith, and (4) based on assumptions believed by the Loan Parties to be reasonable at the time made and upon the best information then reasonably available to the Loan Parties, and shall be accompanied by a certificate of an Authorized Officer of the Administrative Borrower certifying as to the matters set forth in subclauses (1), (2), (3) and (4) above; provided, that such updated Budget must be approved by the Origination Agent;

(xxi)          as soon as available and in any event not later than 5:00 p.m. (Eastern time) on the last day of each month commencing with the first month ending after the Second Amendment Effective Date, (x) a Budget Compliance Report and (y) a report, in form and substance satisfactory to the Origination Agent, setting forth (A) all financial advisors, investment bankers, legal counsel, consultants and other advisors that have been retained and/or paid by the Loan Parties during such month and (B) the aggregate amount of fees and expenses paid by the Loan Parties to such advisors during such month; and

(xxii)          promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as the Origination Agent may from time to time may reasonably request.”

(r)          Section 7.01(r) (Industry Consultant).  The following new Section 7.01(r) is hereby added to the Financing Agreement to read as follows:

“(r)          Industry Consultant.  Permit the Required Lenders to retain and appoint an industry consultant at any time at the sole cost and expense of the Loan Parties.  At any time after the Required Lenders have retained and appointed such an industry consultant, the Loan Parties shall provide such industry consultant with unfettered access in order to, among other things, examine and make copies of and abstracts from their records and books of account, to visit and inspect their properties, to verify materials, leases, notes, accounts receivable, deposit accounts and their other assets, to conduct audits, physical counts, valuations, appraisals and to discuss their affairs, finances and accounts (and share observations and suggestions) with any of their directors, committees and  sub-committees of the Board of Directors of the Parent, officers, managerial employees, independent accountants or any of their other representatives.”

(s)          Section 7.01(s) (Chief Financial Officer).  The following new Section 7.01(s) is hereby added to the Financing Agreement to read as follows:

“(s)          Chief Financial Officer.  Within thirty (30) days after the Second Amendment Effective Date, (x) retain a chief financial officer and (y) deliver a fully-executed copy of his or her employment agreement with the Parent to the Origination Agent, certified as a true and correct copy by an Authorized Officer of the Parent.  The Parent will use its reasonable best efforts to continue the retention of such chief financial officer approved by its Board of Directors.”

(t)          Section 7.01(t) (Equity Raise).  The following new Section 7.01(t) is hereby added to the Financing Agreement to read as follows:

“(t)          Equity Raise.  On or prior to the seven (7) month anniversary of the Second Amendment Effective Date, consummate one or more Equity Issuances after the Second Amendment Effective Date (other than the Second Amendment Equity Issuance) that result in Net Cash Proceeds of at least $35,000,000 in the aggregate; which cash proceeds shall be applied in accordance with Section 2.05(c)(iii).”

(u)          Section 7.02(v) (Insurance Settlements).  The following new Section 7.02(v) is hereby added to the Financing Agreement to read as follows:

“(v)          Insurance Settlements.  None of the Loan Parties, nor any of their Subsidiaries, shall enter into any settlement exceeding $500,000 in respect of an individual claim with any of their insurance carriers without the prior written consent of the Origination Agent.”

(v)          Section 7.03 (Financial Covenants).  Section 7.03 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“7.03          Financial Covenants.  So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a)          Leverage Ratio.  At any time after the Loans in respect of the Delayed Draw A Term Loan Commitments have been made hereunder, permit the Leverage Ratio of the Parent and its Subsidiaries for any period of four consecutive fiscal quarters of the Parent and its Subsidiaries for which the last quarter ends on a date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	Leverage Ratio
December 31, 2016	5.00 to 1.00
March 31, 2017	4.00 to 1.00
June 30, 2017	3.50 to 1.00
September 30, 2017	3.00 to 1.00
December 31, 2017	2.50 to 1.00
March 31, 2018	2.00 to 1.00
June 30, 2018	1.50 to 1.00
September 30, 2018 and on the last day of each fiscal quarter thereafter	1.00 to 1.00

(b)          Liquidity.  At any time, permit the Liquidity of the Parent and its Subsidiaries to be less than the amount set forth in the table below for the applicable period:

Period	Amount
From the Second Amendment Effective Date through and including June 30, 2018	$10,000,000
From July 1, 2018 through and including December 31, 2018	$20,000,000
From January 1, 2019 through and including June 30, 2019	$25,000,000
At all times from and after July 1, 2019	$30,000,000

(c)          Churn Rate.  Permit the Churn Rate of the Parent and its Subsidiaries to exceed 20% during any period of four consecutive fiscal quarters of the Parent and its Subsidiaries.

                          (d)          Asset Coverage Ratio.  Permit the Asset Coverage Ratio of the Parent and its Subsidiaries as of the end of any fiscal month of the Parent and its Subsidiaries to be less than the ratio set forth opposite the date set forth below

Fiscal Month End	Asset Coverage Ratio
October 31, 2016	1.50 to 1.00
November 30, 2016	1.50 to 1.00
December 31, 2016	1.50 to 1.00
January 31, 2017	1.50 to 1.00
February 28, 2017	1.50 to 1.00
March 31, 2017	1.50 to 1.00
April 30, 2017	1.75 to 1.00
May 31, 2017	1.75 to 1.00
June 30, 2017	1.75 to 1.00
July 31, 2017	2.00 to 1.00
August 31, 2017	2.00 to 1.00
September 30, 2017	2.00 to 1.00
October 31, 2017	2.00 to 1.00
November 30, 2017	2.00 to 1.00
December 31, 2017	2.00 to 1.00
January 31, 2018	2.50 to 1.00
February 28, 2018	2.50 to 1.00
March 31, 2018	2.50 to 1.00
April 30, 2018	3.00 to 1.00
May 31, 2018	3.00 to 1.00
June 30, 2018	3.00 to 1.00
July 31, 2018 and on the last day of each fiscal month thereafter	3.50 to 1.00

(e)          Marketing Return Ratio.  Permit the Marketing Return Ratio of the Parent and its Subsidiaries for any period of four consecutive fiscal quarters of the Parent and its Subsidiaries to be less than the ratio set forth opposite the date set forth below:

Fiscal Quarter End	Marketing Return Ratio
December 31, 2016	1.35 to 1.00
March 31, 2017	1.35 to 1.00
June 30, 2017	1.45 to 1.00
September 30, 2017	1.45 to 1.00
December 31, 2017 and on the last day of each fiscal quarter thereafter	1.55 to 1.00

(f)          Minimum Gross Margin.  Permit the Gross Margin of the Parent and its Subsidiaries as of the end of any fiscal quarter of the Parent, for any period of four consecutive fiscal quarters of the Parent and its Subsidiaries, to be less than the percentage set forth opposite the date set forth below:

Fiscal Quarter End	Gross Margin
December 31, 2016	55%
March 31, 2017	55%
June 30, 2017	55%
September 30, 2017	55%
December 31, 2017	57.5%
March 31, 2018	57.5%
June 30, 2018	57.5%
September 30, 2018 and on the last day of each fiscal quarter thereafter	60%”

 (w)          Section 8.01 (Cash Management Agreements).  Section 8.01(a)  of the Financing Agreement is hereby amended by amending and restating the last two sentences therein to read as follows:

“From and after the Effective Date, the Loan Parties shall cause any Net Cash Proceeds of any Excluded Equity Issuances and Retained Equity Issuance Proceeds to be deposited directly into the Blocked Collection Account.”

 (x)          Section 8.01 (Cash Management Agreements).  Section 8.01(c)  of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(c)          Not less than five 5 Business Days prior to the end of each month, the Parent shall deliver a certificate to the Agents, detailing the Loan Parties’ estimated aggregate customer billed invoices and the Loan Parties’ exact cash disbursement needs for the succeeding month (each, a “Monthly Cash Disbursement Report”).  Each such report shall be accompanied by a Budget Compliance Report.  Subject to the Origination Agent’s timely receipt and satisfaction with the Monthly Cash Disbursement Report and the Budget Compliance Report, so long as no Event of Default has occurred and is continuing, the Origination Agent will direct the Collateral Agent in writing to direct, and the Collateral Agent shall direct, the Cash Management Bank to transfer the cash disbursement needs set forth in each Monthly Cash Disbursement Report from the Blocked Collection Account to a Cash Management Account that is an operating or disbursement account of the Loan Parties on the first Business Day of the following month; provided, that the Origination Agent may, in its discretion, direct the Collateral Agent to direct the Cash Management Bank to transfer additional disbursements from the Blocked Collection Account to an operating or disbursement account of the Loan Parties at additional times and in additional amounts.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may direct the Cash Management Bank to transfer funds in any Cash Management Account to the Administrative Agent’s Account.”

(y)          Section 9.01(c) (Events of Default).  Section 9.01(c) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(c)          any Loan Party shall fail to perform or comply with any covenant or agreement contained in Section 7.01(a), Section 7.01(c), Section 7.01(d) (as to preservation and maintenance of existence), Section 7.01(f), Section 7.01(h), Section 7.01(k), Section 7.01(q), Section 7.01(r), Section 7.01(s), Section 7.01(t), Section 7.02 or Section 7.03 or Article VIII, or any Loan Party shall fail to perform or comply with Sections 6(g), 6(h), 6(j) and 6(l) (other than 6(l)(ii) of the Security Agreement) of the Security Agreement;”

(z)          Section 9.01(j) (Events of Default).  Section 9.01(j) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(j)          (i) one or more judgments, orders, actions or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $500,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered or proposed to be rendered against any Loan Party and remain unsatisfied or (ii) any adverse order or action is entered or proposed to be entered against any Loan Party or any of its Subsidiaries in any court proceeding;”

(aa)          Section 9.01(k) (Events of Default).  Section 9.01(k) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(k)          the Parent or any of its Subsidiaries is enjoined, restrained or in any way prevented (or it is proposed that the Parent or any of its Subsidiaries be enjoined, restrained or in any way prevented) by the order of any court or any Governmental Authority (other than if an order has been obtained suspending such enjoinment or restraint) from conducting any part of the Parent’s business;”

(bb)          Section 9.01 (Events of Default).  Section 9.01 of the Financing Agreement is hereby amended by (i) deleting the word “or” at the end of clause (p) therein, (ii) deleting the “,” at the end of clause (q) therein and adding “;” and (iii) adding the following new clauses (r) and (s) therein to read as follows:

“(r)          a Material Adverse Deviation shall have occurred; or

 (s)          an event or development occurs which could reasonably be expected to have a Material Adverse Effect;”

(cc)          Section 12.20 (Public Disclosure).  Section 12.20  of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“Disclosure.          Each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that such Loan Party or such Affiliate is required to do so under applicable law (in which event, such Loan Party or such Affiliate will consult with such Agent or such Lender before issuing such press release or other disclosure).  In addition, each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any other press release or other disclosure relating to this Agreement, any other Loan Document or any matter related thereto without the prior written consent of such Agent or such Lender, except to the extent that such Loan Party or such Affiliate is required to do so under applicable law (in which event, such Loan Party or such Affiliate will consult with such Agent or such Lender before issuing such press release or other disclosure).  Each Loan Party hereby authorizes each Agent and each Lender, after consultation with the Borrowers, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender shall deem appropriate, including, without limitation, on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate.”

(dd)          Schedule 1.01(A) (Lenders and Lenders’ Commitments).  Schedule 1.01(A) to the Financing Agreement is hereby amended and restated in its entirety to read as set forth on Annex I to this Amendment.

(ee)          Schedule 1.01(C) (Budget).  The new Schedule 1.01(C) to the Financing Agreement is hereby added to read as set forth on Annex II to this Amendment.

(ff)          Schedule 2.03 (Amortization Schedule).  Schedule 2.03 to the Financing Agreement is hereby amended and restated in its entirety to read as set forth on Annex III to this Amendment.

(gg)          Schedule 6.01(g) (Financial Statements).  The new Schedule 6/01(g) to the Financing Agreement is hereby added to read as set forth on Annex IV to this Amendment.

3.          Representations and Warranties.  Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a)          Representations and Warranties; No Event of Default.  The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of the Loan Parties to any  Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Second Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Second Amendment Effective Date as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Second Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b)          Organization, Good Standing, Etc.  Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite corporate (or equivalent) power and authority to conduct its business as now conducted and as presently contemplated and to execute this Amendment and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated hereby and by the Financing Agreement, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

(c)          Authorization; Etc.  The execution, delivery and performance of this Amendment by the Loan Parties, and the performance of the Financing Agreement, (i) have been duly authorized by all necessary corporate (or equivalent) action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law to the extent such contravention would adversely affect the material operations of the Borrowers or (C) any Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document or any other Permitted Lien) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except for any violation referred to in clause (ii)(C) or clause (iv) above which could not reasonably be expected to have a Material Adverse Effect.

(d)          Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or any other Loan Document to which it is or will be a party other than filings and recordings with respect to Collateral that were made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date.

(e)          Budget.  The Budget, when delivered shall be believed by the Loan Parties at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by the Loan Parties, and shall have been based on assumptions believed by the Loan Parties to be reasonable at the time made and upon the best information then reasonably available to the Loan Parties, and the Loan Parties shall not be aware of any facts or information that would lead it to believe that such Budget is incorrect or misleading in any material respect.

4.          Conditions to Effectiveness.  This Amendment shall become effective only upon satisfaction in full, in a manner reasonably satisfactory to the Origination Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied or waived being herein called the “Second Amendment Effective Date”):

(a)          The Agents shall have received this Amendment, duly executed by the Loan Parties, each Agent and the Required Lenders.

(b)          The representations and warranties contained in this Amendment and in Article VI of the Financing Agreement and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Second Amendment Effective Date as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).

(c)          No Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

(d)          The Origination Agent shall have received the Fee Letter, duly executed by the Borrowers.

(e)          The Origination Agent shall have received satisfactory evidence that the Borrowers have received, in cash, at least (i) $40,200,000 in insurance proceeds from The Hartford Insurance and (ii) $10,000,000 of Net Cash Proceeds of an Equity Issuance on or about the Second Amendment Effective Date, in each case, which shall be applied to pay the final judgment amount rendered in the Oracle Litigation described in clause (i) of the definition thereof.

(f)          The Agents shall have received a certified copy of the final judgments entered by the applicable Governmental Authority in the litigation described in clause (i) of the definition of Oracle Litigation.

(g)          The Origination Agent shall have received a wire instruction letter executed by the Borrowers instructing the Origination Agent to wire $124,400,000 from the Blocked Collection Account to pay the final judgment amount rendered in the Oracle Litigation described in clause (i) of the definition thereof pursuant to the wire instructions set forth in such wire instruction letter.

(h)          The Agents shall have received a copy of the Budget, together with a certificate of an Authorized Officer of the Administrative Borrower stating that such Budget has been prepared on a reasonable basis and in good faith and is based on assumptions believed by the Loan Parties to be reasonable at the time made and from the best information then available to the Loan Parties, which Budget shall be in form and substance satisfactory to the Agents.

(i)          The Borrowers shall have paid on or before the Second Amendment Effective Date all fees, costs and expenses then payable pursuant to Section 2.06 and Section 12.04, including, without limitation, the reasonable fees and expenses of Schulte Roth & Zabel LLP, counsel to the Origination Agent.

5.          Consent and Waivers.

(a)          Pursuant to the request by the Loan Parties, but subject to satisfaction of the conditions set forth in Section 4 hereof, and in reliance upon (A) the representations and warranties of Loan Parties set forth herein and in the Financing Agreement and (B) the agreements of the Loan Parties set forth herein, the Agents and the Required Lenders hereby (w) consent to the Parent using (i) insurance proceeds in the amount of $40,200,00 actually received by the Parent from The Hartford Insurance, and (ii) cash proceeds in the amount of $10,000,000 actually received by the Parent from an Equity Issuance on or about the Second Amendment Effective Date, in each case, to be applied to pay the final judgment amount rendered in the Oracle Litigation described in clause (i) of the definition thereof in the aggregate amount of $124,400,000, (x) waive any Event of Default that has or would otherwise arise under (i) Section 9.01(c) of the Financing Agreement solely by reason of the Loan Parties failing to deliver the audited financials of the Parent and its Subsidiaries for the Fiscal Year ended December 31, 2015 pursuant to Section 7.01(a)(iii) of the Financing Agreement by September 30, 2016 and (ii) Section 9.01(j)(ii) with respect to the litigation described in clause (i) of the definition of Oracle Litigation on or prior to the Second Amendment Effective Date; provided, the Agents and the Lenders do not waive any Events of Default that may arise after the Second Amendment Effective Date with respect to the Oracle Litigation, (y) waive any default interest (but not any other interest) that has accrued at the Post-Default Rate prior to the Second Amendment Effective Date as a result of the occurrence of the Events of Default that are waived pursuant to this Section 5, and (z) solely with respect to the funding of a $12,500,000 Loan pursuant to the Delayed Draw B Term Loan Commitment on the Second Amendment Effective Date, waive the condition precedent set forth in Section 5.03(f)(ii) of the Financing Agreement.

(b)          The consent and waivers in this Section 5 shall be effective only in these specific instances and for the specific purposes set forth herein and do not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

6.          Continued Effectiveness of the Financing Agreement and Other Loan Documents.  Each Loan Party hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Second Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended or modified by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent for the benefit of the Agents and the Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects.  This Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties’ obligations to repay the Loans in accordance with the terms of Financing Agreement, or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect.  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

7.          Release.  Each Loan Party hereby acknowledges and agrees that, on the Second Amendment Effective Date:  (a) neither it nor any of its Affiliates has any claim or cause of action arising on or prior to the Second Amendment Effective Date against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Financing Agreement and the other Loan Documents and (b) each Agent and each Lender has, prior to the Second Amendment Effective Date, properly performed and satisfied in a timely manner all of its obligations prior to the Second Amendment Effective Date to such Loan Party and its Affiliates under the Financing Agreement and the other Loan Documents.  Notwithstanding the foregoing, the Agents and the Lenders wish (and each Loan Party agrees) to eliminate, to the fullest extent permitted under applicable law, any possibility that any past conditions, acts, omissions, events or circumstances which occurred prior to the Second Amendment Effective Date would impair or otherwise adversely affect any of the Agents’ and the Lenders’ rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, arising on or prior to the Second Amendment Effective Date, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Second Amendment Effective Date and arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction on or prior to the Second Amendment Effective Date related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans, or the management of such Loans or the Collateral, in each case, on or prior to the Second Amendment Effective Date.

As to each and every claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action arising on or prior to the Second Amendment Effective Date and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Each Loan Party understands, acknowledges and agrees that to the extent permitted under applicable law, the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees and agents, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of the Released Parties above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) the Released Parties on the basis of any claim released, remised and discharged by such Person pursuant to this Section 7.  Each Loan Party further agrees that it shall not dispute the validity or enforceability of the Financing Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Collateral Agent’s Lien on any item of Collateral under the Financing Agreement or the other Loan Documents.  If any Loan Party or any of its respective successors, assigns, or officers, directors, employees and agents, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as the Released Parties may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by the Released Parties as a result of such violation.

Each Lender hereby acknowledges and agrees that, on the Second Amendment Effective Date:  (a) neither it nor any of its Affiliates has any claim or cause of action arising on or prior to the Second Amendment Effective Date against Cortland Capital Market Services LLC, Colbeck Capital Management, LLC or CB Agent Services LLC (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Financing Agreement and the other Loan Documents and (b) each of Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates has, prior to the Second Amendment Effective Date, properly performed and satisfied in a timely manner all of its obligations prior to the Second Amendment Effective Date to such Lender and its Affiliates under the Financing Agreement and the other Loan Documents.  Notwithstanding the foregoing, Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates wish (and each Lender agrees) to eliminate, to the fullest extent permitted under applicable law, any possibility that any past conditions, acts, omissions, events or circumstances which occurred prior to the Second Amendment Effective Date would give rise to any claim by any Lender against Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates under the Financing Agreement and the other Loan Documents.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Lender (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Lender Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Colbeck/Cortland Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, arising on or prior to the Second Amendment Effective Date, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Lender Releasor has heretofore had or now or hereafter can, shall or may have against any Colbeck/Cortland Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Second Amendment Effective Date and arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction on or prior to the Second Amendment Effective Date related or attendant thereto, or the agreements of Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC or any of their respective Affiliates contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans, or the management of such Loans or the Collateral, in each case, on or prior to the Second Amendment Effective Date.

As to each and every claim released hereunder, each Lender hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Lender also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

8.          Miscellaneous.

(a)          This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)          Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)          This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)          Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement.  Accordingly, it shall be an Event of Default under the Financing Agreement if any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made.

(e)          Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)          The Borrowers will pay on demand all reasonable fees, costs and expenses of the Agents and the Lenders party to this Amendment in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Financing Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to the Agents and the Lenders party to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

RIMINI STREET, INC.

By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: CEO

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

CORTLAND CAPITAL MARKET SERVICES LLC

By:	/s/ Emily Ergang Pappas
Name: Emily Ergang Pappas
Title: Associate Counsel

ORIGINATION AGENT:

CB AGENT SERVICES LLC

By:	/s/ Morris Beyda
Name: Morris Beyda
Title: Partner & COO

LENDER:

COLBECK CAPITAL MANAGEMENT, LLC

By:	/s/ Morris Beyda
Name: Morris Beyda
Title: Partner & COO

LENDER:

COLBECK STRATEGIC LENDING MASTER, L.P.

By:	/s/ Morris Beyda
Name: Morris Beyda
Title: Authorized Signatory

LENDER:

CB PARTICIPATIONS SPV, LLC

By:	/s/ Morris Beyda
Name: Morris Beyda
Title: Partner & COO

NORTH HAVEN CREDIT PARTNERS II, L.P.
As LENDER
By: MS Credit Partners II GP L.P., its general partner

By: MS Credit Partners II GP Inc., its general partner

By:	/s/ Ashwin Krishnan
Name: Ashwin Krishnan
Title: Managing Director

LENDER:

CION Investment Corp.

By:	/s/ Michael Reisner
Name: Michael Reisner
Title: Co-President and Co-Chief Executive Officer

LENDER: Alpine Associates, A Limited Partnership

By:	/s/ Gary Moorman
Name: Gary Moorman
Title: Senior Analyst

LENDER: Alpine Heritage, L.P.

By:	/s/ Gary Moorman
Name: Gary Moorman
Title: Senior Analyst

LENDER: Alpine Heritage II, L.P.

By:	/s/ Gary Moorman
Name: Gary Moorman
Title: Senior Analyst

LENDER: Alpine Heritage Offshore Fund Ltd.

By:	/s/ Gary Moorman
Name: Gary Moorman
Title: Senior Analyst

Annex I

SCHEDULE 1.01(A)

Name of Lender	Effective Date Term Loan Commitment[1]	Delayed Draw A Term Loan Commitment	Delayed Draw B Term Loan Commitment	Total Term Loan Commitment
North Haven Credit Partners II L.P.	$8,684,210.53	$18,815,789.47	$5,100,000.00	$32,600,000.00
CION Investment Corp.	$5,526,315.79	$11,973,684.21	$2,300,000.00	$19,800,000.00
Colbeck Capital Management LLC	$0	$0	$17,500,000.00	$17,500,000.00
Colbeck Strategic Lending Master, L.P.	$11,052,631.57	$23,947,368.43	$5,100,000.00	$40,100,000.00
CB Participations SPV, LLC	$4,736,842.11	$6,842,105.26	$0	$11,578,947.37
Alpine Associates, A Limited Partnership	$0	$684,210.53	$0	$684,210.53
Alpine Heritage, L.P.	$0	$1,915,789.47	$0	$1,915,789.47
Alpine Heritage II, L.P.	$0	$547,368.42	$0	$547,368.42
Alpine Heritage Offshore Fund Ltd.	$0	$273,684.21	$0	$273,684.21
Total	$30,000,000	$65,000,000	$30,000,000	$125,000,000

1 The Effective Date Term Loan Commitments were funded and terminated on the Effective Date.

Annex II

SCHEDULE 1.01(C)

[see attached Budget]

Outlook Final Plan A	Nov-2016	Dec-2016	Jan-2017	Feb-2017	Mar-2017	Apr-2017
with Judgement - Cash receipts

From Invoicing	13,918	19,375	20,876	24,475	21,462	12,598
From Hartford - Judgement Settlement
From AIG	919	434
From Travelers					697	0
From Scotsdale
Colbeck Debt
Hartford Debt
Equity (Adams Street)
Incremental Colbeck Loan
Others Sub-total incoming cash
	14,837	19,809	20,876	24,475	22,159	12,598
Operating Expenses
Payroll & related taxes	6,599	6,654	6,744	6,958	6,793	6,870
Commissions	722	881	2,656	487	649	2,580
Company Bonus (non-commissioned employees)		4,103			2,896
Benefits	677	680	688	688	689	691
Other employee related costs (recruitment, training, etc.)	179	104	129	86	90	106
Contract Labor	1,875	1,942	2,109	1,182	1,774	1,774
Marketing Trade Show Sponsorship	312	283	253	253	149	149
Other Marketing and Advertising	313	343	357	304	304	304
Travel and Entertainment	285	268	266	706	705	268
Facilities / Rent	382	382	398	398	398	398
Computer & Office Supplies, telecom, etc.	459	429	467	451	456	458
Annual Insurance Payment	600
SW License Payment - Microsoft			225			225
Annual SW License Payment - Salesforce
Outside Services:
Legal	1,023	2,375	2,838	2,849	1,101	248
Audit	278	348	266	167	156	159
Other	544	658	539	486	404	298
Operating Taxes	163	139	749	252	25	559
Other Opex	18	18	18	18	118	18
Other (unidentified) Sub-total Operating expense payments
	14,429	19,606	18,701	15,285	16,705	15,103
Capex	100	100	100	270	150	150
Facility	1,690	1,963	1,959	1,953	1,951	1,946
Ongoing cash payments - Interest and fees

Outlook Final Plan A	May-2017	Jun-2017	Jul-2017	Aug-2017	Sep-2017	Oct-2017
with Judgement - Cash receipts

From Invoicing	16,698	26,713	25,980	26,925	14,168	9,859
From Hartford - Judgement Settlement
From AIG
From Travelers	0	697	0	0	697	0
From Scotsdale
Colbeck Debt
Hartford Debt
Equity (Adams Street)
Incremental Colbeck Loan
Others Sub-total incoming cash
	16,698	27,410	25,980	26,925	14,865	9,859
Operating Expenses
Payroll & related taxes	6,813	6,878	6,870	6,767	6,780	6,913
Commissions	907	2,376	2,172	710	971	4,070
Company Bonus (non-commissioned employees)		2,931			2,948
Benefits	691	692	692	693	694	694
Other employee related costs (recruitment, training, etc.)	114	110	110	86	132	107
Contract Labor	1,784	1,784	1,784	1,817	1,857	2,072
Marketing Trade Show Sponsorship	149	149	149	149	149	149
Other Marketing and Advertising	304	304	304	304	304	304
Travel and Entertainment	317	467	668	518	268	269
Facilities / Rent	398	398	398	398	398	398
Computer & Office Supplies, telecom, etc.	458	462	461	464	469	467
Annual Insurance Payment					200
SW License Payment - Microsoft			225			225
Annual SW License Payment - Salesforce						650
Outside Services:
Legal	939	939	939	939	991	1,043
Audit	141	116	109	112	100	84
Other	299	302	305	306	327	335
Operating Taxes	92	39	872	79	32	596
Other Opex	18	18	18	18	18	18
Other (unidentified) Sub-total Operating expense payments
	13,424	17,965	16,075	13,361	16,639	18,393
Capex	150	150	250	150	150	150
Facility	1,943	4,935	2,475	2,464	2,453	2,443
Ongoing cash payments - Interest and fees

Outlook Final Plan A	Nov-2017	Dec-2017	Jan-2018	Feb-2018	Mar-2018	Apr-2018
with Judgement - Cash receipts

From Invoicing	17,827	22,642	23,376	29,694	21,405	18,437
From Hartford - Judgement Settlement
From AIG
From Travelers	0	697	0	0	888	0
From Scotsdale
Colbeck Debt
Hartford Debt
Equity (Adams Street)
Incremental Colbeck Loan
Others Sub-total incoming cash
	17,827	23,339	23,376	29,694	22,293	18,437
Operating Expenses
Payroll & related taxes	6,764	6,755	6,864	7,074	6,907	6,977
Commissions	835	970	3,866	549	719	2,749
Company Bonus (non-commissioned employees)		2,948			2,948
Benefits	694	695	706	706	706	706
Other employee related costs (recruitment, training, etc.)	141	90	136	99	102	106
Contract Labor	2,146	2,246	2,427	3,320	4,032	4,032
Marketing Trade Show Sponsorship	149	149	149	149	154	154
Other Marketing and Advertising	304	304	318	359	359	359
Travel and Entertainment	269	269	269	773	802	302
Facilities / Rent	398	398	398	398	398	398
Computer & Office Supplies, telecom, etc.	469	478	473	488	493	492
Annual Insurance Payment	600
SW License Payment - Microsoft			250			250
Annual SW License Payment - Salesforce
Outside Services:
Legal	1,043	1,043	1,043	1,043	1,140	1,276
Audit	96	104	105	105	131	164
Other	320	319	320	322	325	329
Operating Taxes	138	37	1,053	305	117	864
Other Opex	18	18	19	19	19	19
Other (unidentified) Sub-total Operating expense payments
	14,383	16,822	18,395	15,706	19,352	19,175
Capex	150	150	150	-	164	164
Facility	2,431	2,421	2,721	2,396	2,386	2,686
Ongoing cash payments - Interest and fees

Outlook Final Plan A	May-2018	Jun-2018	Jul-2018	Aug-2018	Sep-2018	Oct-2018
with Judgement - Cash receipts

From Invoicing	21,198	43,096	29,033	30,801	22,035	14,831
From Hartford - Judgement Settlement
From AIG
From Travelers	0	888	0	0	888	0
From Scotsdale
Colbeck Debt
Hartford Debt
Equity (Adams Street)
Incremental Colbeck Loan
Others Sub-total incoming cash
	21,198	43,984	29,033	30,801	22,923	14,831
Operating Expenses
Payroll & related taxes	6,891	6,944	6,936	6,852	6,852	6,982
Commissions	859	2,156	1,944	722	976	4,022
Company Bonus (non-commissioned employees)		2,959			2,959
Benefits	706	707	707	707	708	708
Other employee related costs (recruitment, training, etc.)	104	125	122	99	140	120
Contract Labor	4,032	4,032	4,032	4,032	4,032	4,232
Marketing Trade Show Sponsorship	154	154	154	154	154	154
Other Marketing and Advertising	359	359	359	359	359	359
Travel and Entertainment	341	341	276	276	276	277
Facilities / Rent	398	398	398	398	398	398
Computer & Office Supplies, telecom, etc.	496	502	503	501	518	515
Annual Insurance Payment					200
SW License Payment - Microsoft			250			250
Annual SW License Payment - Salesforce						700
Outside Services:
Legal	1,313	1,313	1,313	1,313	1,313	1,313
Audit	147	122	114	118	118	114
Other	330	333	337	339	360	369
Operating Taxes	120	45	1,000	136	53	900
Other Opex	19	19	19	19	19	19
Other (unidentified) Sub-total Operating expense payments
	16,269	20,509	18,465	16,025	19,434	21,431
Capex	164	164	264	164	164	164
Facility	2,363	5,075	2,923	2,596	2,581	2,878
Ongoing cash payments - Interest and fees

Outlook Final Plan A	Nov-2018	Dec-2018	Jan-2019	Feb-2019	Mar-2019	Apr-2019
with Judgement - Cash receipts

From Invoicing	29,557	28,078	20,037	44,504	46,294	15,935
From Hartford - Judgement Settlement
From AIG
From Travelers	0	888	0	0	734	0
From Scotsdale
Colbeck Debt
Hartford Debt
Equity (Adams Street)
Incremental Colbeck Loan
Others Sub-total incoming cash
	29,557	28,966	20,037	44,504	47,028	15,935
Operating Expenses
Payroll & related taxes	6,836	6,835	6,988	7,350	7,178	7,248
Commissions	820	1,120	4,731	572	739	2,752
Company Bonus (non-commissioned employees)		2,959			2,959
Benefits	708	709	742	742	742	742
Other employee related costs (recruitment, training, etc.)	164	102	169	102	105	109
Contract Labor	4,412	4,512	4,783	5,925	5,745	5,745
Marketing Trade Show Sponsorship	154	154	154	154	190	190
Other Marketing and Advertising	359	359	373	428	428	428
Travel and Entertainment	277	277	277	907	912	287
Facilities / Rent	398	398	399	399	399	399
Computer & Office Supplies, telecom, etc.	513	531	524	541	546	546
Annual Insurance Payment	600
SW License Payment - Microsoft			275			275
Annual SW License Payment - Salesforce
Outside Services:
Legal	1,313	1,313	1,313	1,313	1,302	1,290
Audit	114	112	115	115	139	169
Other	355	354	356	358	365	372
Operating Taxes	189	47	1,355	370	122	1,114
Other Opex	19	19	19	19	19	20
Other (unidentified) Sub-total Operating expense payments
	17,230	19,801	22,574	19,294	21,891	21,685
Capex	164	164	164	150	150	150
Facility	2,550	2,536	2,833	2,504	2,491	2,787
Ongoing cash payments - Interest and fees

Outlook Final Plan A	May-2019	Jun-2019	Jul-2019	Aug-2019	Sep-2019	Oct-2019
with Judgement - Cash receipts

From Invoicing	28,346	53,811	27,313	35,296	31,755	17,641
From Hartford - Judgement Settlement
From AIG
From Travelers	0	734	0	0	734	0
From Scotsdale
Colbeck Debt
Hartford Debt
Equity (Adams Street)
Incremental Colbeck Loan
Others Sub-total incoming cash
	28,346	54,545	27,313	35,296	32,489	17,641
Operating Expenses
Payroll & related taxes	7,164	7,215	7,204	7,116	7,115	7,232
Commissions	879	2,165	1,950	739	991	4,009
Company Bonus (non-commissioned employees)		3,052			3,053
Benefits	742	742	742	742	742	742
Other employee related costs (recruitment, training, etc.)	107	130	113	102	145	110
Contract Labor	5,745	5,745	5,745	5,745	5,745	5,970
Marketing Trade Show Sponsorship	190	190	190	190	190	190
Other Marketing and Advertising	428	428	428	428	428	428
Travel and Entertainment	371	371	887	887	287	287
Facilities / Rent	399	399	399	399	399	399
Computer & Office Supplies, telecom, etc.	550	553	555	557	562	563
Annual Insurance Payment					200
SW License Payment - Microsoft			275			275
Annual SW License Payment - Salesforce						750
Outside Services:
Legal	1,290	1,290	1,290	1,290	1,290	1,290
Audit	151	126	119	122	122	119
Other	374	378	383	386	407	416
Operating Taxes	214	54	1,141	194	68	1,145
Other Opex	20	20	20	20	20	20
Other (unidentified) Sub-total Operating expense payments
	18,625	22,859	21,439	18,917	21,763	23,945
Capex	150	150	250	150	150	150
Facility	2,460	4,732	2,617	2,289	2,274	2,571
Ongoing cash payments - Interest and fees

Outlook Final Plan A	Nov-2019	Dec-2019	Jan-2020	Feb-2020	Mar-2020	Apr-2020
with Judgement - Cash receipts

From Invoicing	35,991	39,150	23,286	48,238	57,859	17,112
From Hartford - Judgement Settlement
From AIG
From Travelers	0	734	0	0	969	0
From Scotsdale
Colbeck Debt
Hartford Debt
Equity (Adams Street)
Incremental Colbeck Loan
Others Sub-total incoming cash
	35,991	39,884	23,286	48,238	58,828	17,112
Operating Expenses
Payroll & related taxes	7,089	7,089	7,218	7,594	7,420	7,491
Commissions	833	1,131	4,708	574	740	2,724
Company Bonus (non-commissioned employees)		3,053			3,053
Benefits	742	742	775	775	775	775
Other employee related costs (recruitment, training, etc.)	177	105	149	102	105	109
Contract Labor	6,250	6,450	6,652	7,798	7,448	7,448
Marketing Trade Show Sponsorship	190	190	190	190	190	190
Other Marketing and Advertising	428	428	443	428	428	428
Travel and Entertainment	287	287	287	974	975	287
Facilities / Rent	399	399	399	399	399	399
Computer & Office Supplies, telecom, etc.	566	575	572	577	583	583
Annual Insurance Payment	600
SW License Payment - Microsoft			300			300
Annual SW License Payment - Salesforce
Outside Services:
Legal	1,290	1,290	1,290	1,290	1,556	1,821
Audit	119	116	120	120	141	169
Other	403	402	405	408	448	488
Operating Taxes	227	60	1,385	437	124	1,374
Other Opex	20	20	19	19	19	20
Other (unidentified) Sub-total Operating expense payments
	19,619	22,337	24,912	21,687	24,404	24,606
Capex	150	150	150	150	150	150
Facility	2,243	2,228	2,525	2,197	2,182	2,478
Ongoing cash payments - Interest and fees

Outlook Final Plan A	May-2020	Jun-2020	Jul-2020	Aug-2020	Sep-2020	Oct-2020
with Judgement - Cash receipts

From Invoicing	38,852	65,708	26,968	38,433	39,282	20,944
From Hartford - Judgement Settlement
From AIG
From Travelers	0	969	0	0	969	0
From Scotsdale
Colbeck Debt
Hartford Debt
Equity (Adams Street)
Incremental Colbeck Loan
Others Sub-total incoming cash
	38,852	66,677	26,968	38,433	40,251	20,944
Operating Expenses
Payroll & related taxes	7,408	7,460	7,447	7,359	7,357	7,472
Commissions	878	2,145	1,934	740	988	3,964
Company Bonus (non-commissioned employees)		3,149			3,150
Benefits	775	775	775	775	775	775
Other employee related costs (recruitment, training, etc.)	107	135	113	102	145	110
Contract Labor	7,448	7,448	7,448	7,448	7,448	7,698
Marketing Trade Show Sponsorship	190	190	190	190	190	190
Other Marketing and Advertising	428	428	428	428	428	428
Travel and Entertainment	396	396	287	287	287	287
Facilities / Rent	399	399	399	399	399	399
Computer & Office Supplies, telecom, etc.	587	588	591	594	600	600
Annual Insurance Payment					200
SW License Payment - Microsoft			300			300
Annual SW License Payment - Salesforce						800
Outside Services:
Legal	1,821	1,821	1,821	1,821	1,821	1,821
Audit	151	126	119	122	122	119
Other	491	494	499	502	523	532
Operating Taxes	313	61	1,253	241	80	1,334
Other Opex	20	20	20	20	20	20
Other (unidentified) Sub-total Operating expense payments
	21,413	25,637	23,623	21,028	24,534	26,851
Capex	150	150	250	150	150	150
Facility	70	8	319	7	6	318
Ongoing cash payments - Interest and fees

Outlook Final Plan A	Nov-2020	Dec-2020
with Judgement - Cash receipts

From Invoicing	42,785	43,578
From Hartford - Judgement Settlement
From AIG
From Travelers	0	969
From Scotsdale
Colbeck Debt
Hartford Debt
Equity (Adams Street)
Incremental Colbeck Loan
Others Sub-total incoming cash
	42,785	44,547
Operating Expenses
Payroll & related taxes	7,329	7,325
Commissions	832	1,126
Company Bonus (non-commissioned employees)		3,150
Benefits	775	775
Other employee related costs (recruitment, training, etc.)	187	105
Contract Labor	8,048	8,248
Marketing Trade Show Sponsorship	190	190
Other Marketing and Advertising	428	428
Travel and Entertainment	287	287
Facilities / Rent	399	399
Computer & Office Supplies, telecom, etc.	603	610
Annual Insurance Payment	600
SW License Payment - Microsoft
Annual SW License Payment - Salesforce
Outside Services:
Legal	1,821	1,821
Audit	119	116
Other	519	519
Operating Taxes	257	70
Other Opex	20	20
Other (unidentified) Sub-total Operating expense payments
	22,413	25,189
Capex	150	150
Facility	5	5
Ongoing cash payments - Interest and fees

Annex III

SCHEDULE 2.03

AMORTIZATION SCHEDULE

Commencing on November 1, 2016, the outstanding principal of the Term Loan shall be repayable on the first Business Day of every month, as set forth below:

Month	Amortization Payment
November 2016	$250,000
December 2016	$250,000
January 2017	$500,000
February 2017	$500,000
March 2017	$500,000
April 2017	$500,000
May 2017	$500,000
June 2017	$500,000
July 2017	$1,000,000
August 2017	$1,000,000
September 2017	$1,000,000
October 2017	$1,000,000
November 2017	$1,000,000
December 2017	$1,000,000
January 2018	$1,000,000
February 2018	$1,000,000
March 2018	$1,000,000
April 2018	$1,000,000
May 2018	$1,000,000
June 2018	$1,000,000
July 2018	$1,250,000
August 2018	$1,250,000
September 2018	$1,250,000
October 2018	$1,250,000
November 2018	$1,250,000
December 2018	$1,250,000
January 2019	$1,250,000
February 2019	$1,250,000
March 2019	$1,250,000
April 2019	$1,250,000
May 2019	$1,250,000
June 2019	$1,250,000
July 2019	$1,250,000
August 2019	$1,250,000
September 2019	$1,250,000
October 2019	$1,250,000
November 2019	$1,250,000
December 2019	$1,250,000
January 2020	$1,250,000
February 2020	$1,250,000
March 2020	$1,250,000
April 2020	$1,250,000
May 2020	$1,250,000
June 2020	$1,250,000

provided, that if the Borrowers fail to timely comply with the provision of Section 7.01(t) of the Financing Agreement, the outstanding principal of the Term Loan shall then be repayable on the first Business Day of every month after such failure, as set forth below:

Month	Amortization Payment
November 2016	$250,000
December 2016	$250,000
January 2017	$500,000
February 2017	$500,000
March 2017	$500,000
April 2017	$500,000
May 2017	$500,000
June 2017	$1,750,000
July 2017	$2,250,000
August 2017	$2,250,000
September 2017	$2,250,000
October 2017	$2,250,000
November 2017	$2,250,000
December 2017	$2,250,000
January 2018	$2,250,000
February 2018	$2,250,000
March 2018	$2,250,000
April 2018	$2,250,000
May 2018	$2,250,000
June 2018	$2,250,000
July 2018	$2,500,000
August 2018	$2,500,000
September 2018	$2,500,000
October 2018	$2,500,000
November 2018	$2,500,000
December 2018	$2,500,000
January 2019	$2,500,000
February 2019	$2,500,000
March 2019	$2,500,000
April 2019	$2,500,000
May 2019	$2,500,000
June 2019	$2,500,000
July 2019	$2,500,000
August 2019	$2,500,000
September 2019	$2,500,000
October 2019	$2,500,000
November 2019	$2,500,000
December 2019	$2,500,000
January 2020	$2,500,000
February 2020	$2,500,000
March 2020	$2,500,000
April 2020	$2,500,000
May 2020	$2,500,000
June 2020	$2,500,000

Annex IV

SCHEDULE 6.01(G)

Prior to the 2015 audit, the Parent changed auditors from BDO USA, LLP  to KPMG. The financial statements originally audited by BDO for 2014 will be replaced with the 2014 financial statements audited by KPMG.  As a consequence of KPMG’s  re-audit of 2014, certain adjustments to the BDO audited financial statements are expected.  The adjustments, for the most part, are due to changes in estimates and differing opinions of the two audit groups as pertains to certain accounting policies.  The differences are not deemed to be significant and the Parent will comply with the views of its current auditors.